EMPLOYMENT AGREEMENT

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                      AGREEMENT, dated as of December 1, 1995, between

            MEDICAL DIAGNOSTICS, INC., a Delaware corporation (the

            "Company"), and DAVID C. GAYNOR (the "Executive").

                                 W I T N E S S E T H:

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                      WHEREAS, the Executive has been employed by the

            Company as an executive officer and recently became the

            President of the Company, and the Company and the Executive

            now desire to enter into an agreement providing for the

            continuation of their relationship, subject to the terms and conditions contained herein.

                      NOW, THEREFORE, in consideration of the foregoing

            and the mutual agreements contained herein, the Company and the Executive agree as follows:

                      1.     Employment.  The Company hereby employs the

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            Executive in the position of President of the Company (the

            "President"), and the Executive hereby accepts such

            employment and agrees to perform services as President for the Company for the period and upon the other terms and

            conditions set forth in this Agreement.

                      2.     Durational Term.  The durational term of the
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            Executive's employment (the "Initial Term") shall be for a period commencing as of December 1, 1995 (the "Effective

            Date") and terminating on June 30, 1999.  This Agreement

            shall be automatically extended for an additional three year term (the "Renewal Term") unless either the Company or the

            Executive gives the other written notice that the Agreement is not to be renewed, which notice shall be given not less than one hundred and eighty (180) days prior to the end of the Initial Term.  (The Initial Term and the Renewal Term (as

            applicable) sometimes collectively, the "Term".)

            Notwithstanding the Term hereof, the Executive's employment hereunder is subject to earlier termination as hereinafter specified.

                      3.     Position and Duties.

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                      3.01   Service with the Company.  The Executive

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            agrees to perform his executive employment duties consistent with the position as the President, and as the Chairman of the Board or the Board of Directors (the "Board") of the

            Company shall assign to him from time to time, provided such assignments are consistent with the position of President.

            The Executive shall report to the Chairman of the Board of the Company, the Executive Committee of the Board and to the

            Board.  The Executive also agrees to serve during the Term hereof, as requested by the Board and without any additional compensation, as a director of the Company and its parent

            Advanced NMR Systems, Inc., a Delaware corporation ("ANMR"),

            if elected by the stockholders or the Board of Directors of

            ANMR, and as a director and officer of any subsidiaries of the Company, from time to time in effect.  The Executive

            agrees that if upon termination of his employment hereunder he is then serving as a director of the Company, any of its subsidiaries and of ANMR, he shall cease all such

            directorships and, if requested, he shall submit written

            resignations thereof.

                      3.02   Performance of Duties.  The Executive agrees

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            to serve the Company faithfully and to the best of his

            ability and to devote the time, attention and efforts

            necessary to advance the business and affairs of the Company during the Term hereof.  It is understood that the Executive shall devote his full and exclusive business time to the

            Company and any of its subsidiaries.  During the Term hereof,

            the Executive shall not serve as an officer, director,

            employee, proprietor, partner, consultant or advisor to any other corporation or entity not affiliated with the Company without the prior written consent of the Board.

                      4.     Compensation.

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                      4.01   Base Salary.  As compensation for all
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            services to be rendered by the Executive under this

            Agreement, the Company shall pay to the Executive an annual base salary (the "Base Salary") of not less than $225,000.

            The Base Salary shall be paid in installments in accordance with the Company's normal payroll procedures and policies.

            The Base Salary shall increase by a minimum of 10% on the

            first anniversary of the Effective Date, not subject to any condition, and by a minimum of 10% on the second anniversary of the Effective Date, subject to achieving performance

            targets that shall be mutually agreed upon by the Executive and by either the Board or the Compensation Committee of

            ANMR.

                      4.02   Bonus.  In addition to the Base Salary, the

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            Executive shall be eligible for an annual bonus (the "Bonus")

            upon the Company achieving performance targets, based on

            quantifiable criteria such as net income or operating income,

            and for amounts as mutually determined by the Executive and by either the Board or the Compensation Committee of ANMR.

                      4.03   Stock Options.  The Executive shall be

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            granted stock options under the ANMR 1993 Employee Stock

            Option Plan for the purchase of 150,000 shares of ANMR Common

            Stock, exercisable over five (5) years and with one-third of the shares to vest on the Effective Date, and one-third of the shares to vest on each successive anniversary of the

            Effective Date, and subject to the other terms as provided herein and in the Stock Option Agreement therefor.  The

            Executive may be granted additional stock options as

            determined by the Option Committee of ANMR.

                      4.04   Participation in Benefit Plans.  The

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            Executive shall also be entitled, to the extent that his

            position, title, tenure, salary, age, health (as to life

            insurance only) and other qualifications make him eligible,

            to participate in all employee benefit plans or programs

            (including medical/dental and life insurance, retirement,

            pension, vacation time, sick leave and holidays) of the

            Company and ANMR currently in existence on the date hereof or as may hereafter be instituted from time to time to the same extent as available to other executive officers consistent with their positions and prior service with the Company and

            ANMR.  The Company shall use its best efforts to maintain the current disability insurance policy covering the Executive which provides a benefit upon his disability (as defined in such policy) equal to 60% of the Executive's annual Base

            Salary at the time of any disability (the "Disability

            Insurance Policy"). In the event the Disability Insurance

            Policy is terminated, the Company shall use its best efforts to obtain a policy with substantially similar coverage as

            that provided for in the Disability Insurance Policy.  The

            Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations

            applicable thereto.  The Executive shall make himself

            available for medical examinations in connection with the

            Company obtaining any insurance on the life of the Executive.

                      4.05   Vacations.   The Executive shall be eligible

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            for six (6) weeks vacation with unlimited accrual rights;

            provided, however, that such vacation may only be taken in maximum increments of four consecutive weeks.

                      4.06   Expenses.  The Company shall pay the

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            Executive a sum of $500 per month for car expenses.  In

            accordance with the Company's policies, as established from time to time, the Company shall pay or reimburse the

            Executive for all reasonable and necessary out-of-pocket

            expenses incurred by him in the performance of his duties to the Company under this Agreement.

                      5.     Confidential Information.

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                      5.01   Confidentiality.  Except as permitted or

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            directed by the Company's Board, the Executive shall not

            during the Term of this Agreement nor at any time thereafter divulge, furnish or make accessible to anyone for use in any way (other than in the ordinary course of the business of the

            Company) any confidential or secret knowledge or information of the Company or any of its subsidiaries or affiliates

            (including ANMR) which the Executive has acquired or become acquainted with prior to the termination of his employment by the Company, whether developed by himself or by others,

            concerning any trade secrets, confidential or secret business plans, designs, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, and confidential client or

            supplier lists of the Company, any confidential or secret

            development or research work of the Company, or any other

            confidential or secret aspects of the business of the

            Company.  The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company, and that any disclosure or other use of such

            knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable

            harm to the Company.  The foregoing obligations of

            confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently

            becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the

            Executive, or the disclosure of which is required by law.

            For purposes of this Section 5.01, "Company" shall mean

            Medical Diagnostics, Inc., ANMR and their respective

            subsidiaries and affiliates.

                      5.02   Disclosure and Assignment.  The Executive

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            shall promptly disclose in writing to the Company complete information concerning each and every invention, discovery,

            device, design, practice, process, method or product, whether patentable or not, made, developed, devised, conceived or

            first reduced to practice by the Executive within his duties and corporate responsibilities, either solely or in

            collaboration with others, during the Term of this Agreement,

            or within six (6) months thereafter, whether or not during regular working hours, relating directly to the business,

            products or practices of the Company or any of its

            subsidiaries or affiliates (hereinafter referred to as

            "Inventions").  The Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of said Inventions are the property of the Company, and hereby assigns and agrees to assign to the Company any and all of the Executive's right, title and interest in and to any and all of said inventions.


                      6.     Non-Competition.

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                      6.01   Non-Competition.  The Executive recognizes

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            that the services to be performed by him for the Company are special and unique.  The Executive further recognizes that the nature of the Company's business is such that the

            Executive will have full knowledge of the Company's business plans, practices and secrets.  The parties therefore confirm that, in order to protect the Company's goodwill, it is

            necessary that the Executive agree, and the Executive hereby does agree that during the Term of his employment hereunder and for a period of one (1) year following the termination of such employment, he shall not engage in competition with the

            Company, including any of its subsidiaries or affiliates

            (including ANMR) (collectively, the "Business Entities") by being an employee, sole proprietor, stockholder, partner,

            member, consultant to or otherwise associated with an entity engaged in business within a 250 mile radius of a business operation in which any of the Business Entities is then

            engaged, or has engaged in at any time during the six-month period prior to the termination of this Agreement, or is

            planning to commence operation within six months after

            termination of this Agreement (the "Competitive Business").

                      6.02   Application. The restrictions in this
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            Section 6 shall not apply with respect to (i) a passive

            investment by the Executive of less than 5% of the

            outstanding shares of capital stock of any corporation or of the equity of any other entity, (ii) employment by the

            Executive with an entity at which he is employed solely in a management capacity in an area of business which does not,

            directly or indirectly, include a Competitive Business, or

            (iii) a termination of this Agreement pursuant to Section

            7.07 hereof.

                      6.03  Remedies.  The Executive agrees that any

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            breach or threatened breach by him of any provision of this

            Agreement shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of

            competent jurisdiction to enjoin such breach or threatened breach.

                      7.     Termination.

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                      7.01   Disability of the Executive.  The Executive

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            shall be considered disabled if, due to illness or injury,

            either physical or mental, he is unable to perform his

            customary duties and responsibilities as required by this

            Agreement for the minimum period provided for in the

            Disability Insurance Policy.  The determination that the

            Executive is disabled shall be made as provided for in the

            Disability Insurance Policy then in effect or, in absence of such a Policy, by the Executive Committee or by the Board

            based upon an examination and certification by a physician selected by the Company subject to the Executive's approval,

            which approval shall not be unreasonably withheld, and using the criteria as provided for in the last effective Disability

            Insurance Policy that covered the Executive.  The Executive agrees to submit timely to any required medical or other

            examination, provided that such examination shall be

            conducted at a location convenient to the Executive and that if the examining physician is other than the Executive's

            personal physician, the Executive shall have the right to

            have his personal physician present at such examination.

                      7.02   Effect of Disability.  If the Executive is

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            determined to be disabled pursuant to Section 7.01 hereof,

            within (30) days of such determination of disability, the

            Company shall have the option to terminate this Agreement by written notice to the Executive stating the date of

            termination, which date may be at any time subsequent to the date of such determination.  Upon termination of this

            Agreement due to disability as provided herein, (i) the

            Company shall pay to the Executive the accrued amount of the

            Base Salary (including any earned Bonus), prorated through the date of termination (other than expense reimbursements which shall be paid in full), as and when such amounts would be paid but for the termination of this Agreement, (ii) the

            Executive's participation in the Company's health plan shall continue at the expense of the Company for a period of ninety

            (90) days, provided the Executive does not obtain any

            employment during that time which provides him with

            comparable health plan coverage, and thereafter the Executive shall have his applicable COBRA rights in accordance with

            Company policies, and (iii) for a period of two (2) years,

            the Company shall pay to the Executive an amount equal to (A)

            sixty (60%) of his then Base Salary less (B) the aggregate amount of all benefits received under the Disability

            Insurance Policy, payable in accordance with the Company's payroll practices.

                      7.03   Death.  If the Executive shall die during

                             -----

            the Term of this Agreement, this Agreement and the

            Executive's employment hereunder shall terminate immediately upon the Executive's death.  Upon such termination, (i) the

            Company shall pay to the Executive's estate the accrued

            amount of the Base Salary (including any earned Bonus),

            benefits, reimbursements or other sums payable pursuant to this Agreement, and (ii) the Company shall continue to pay to the Executive's estate for a period of one (1) year an amount equal to the Base Salary in effect at his death, payable in twelve (12) equal monthly installments, commencing on the

            first day of the month immediately following the month in

            which the Executive died.

                      7.04   By The Company For Cause.  Upon

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            authorization by the Board, the Company may terminate this

            Agreement for cause at any time.  For purposes of this

            Section 7.04, the term "cause" shall be limited to (i) the willful and continued failure by the Executive to perform

            substantially his duties with the Company (other than any

            such failure resulting from incapacity due to physical or

            mental illness), (ii) the conviction of the Executive by a court of competent jurisdiction of a crime, or (iii) the

            willful engaging by the Executive in illegal conduct which is materially and demonstrably injurious to the Company;

            provided, however, that with respect to clauses (i) and

            (iii), the failure to perform or the conduct (if curable) is not cured within thirty (30) days after receipt of written notice thereof from the Company which specifically identifies the manner(s) which the Board or the Chairman of the Company believes constitutes failure to perform or conduct.  In the event this Agreement is terminated pursuant to this

            Section 7.04, the Executive shall not be entitled to any

            compensation other than his then current Base Salary or any payments owed by the Company to the Executive which have

            accrued through his date of termination, subject to the

            Company's right of offset based upon debts owed by the

            Executive to the Company.

                      7.05   By The Company Not For Cause.  If the

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            Company terminates this Agreement other than for cause as

            defined in Section 7.04 hereof prior to the end of the then

            Term hereof, the Executive shall be entitled to (i) the

            continuation of his then Base Salary for the balance of the

            Term, but not less than two (2) years' Base Salary, payable as to fifty (50%) percent of such amount within thirty (30)

            days after the date of termination and the remaining fifty

            (50%) percent in equal monthly installments over the

            applicable period, (ii) any payments (including earned Bonus)

            owed by the Company to the Executive which have accrued

            through his date of termination, (iii) any Bonus through the end of the current fiscal year, and (iv) the continuation of his health insurance coverage at the expense of the Company for a period of one (1) year subject to termination of such benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and subject to any

            changes in such plan as applicable to other executive

            officers, and thereafter the Executive shall have his

            applicable COBRA rights in accordance with Company policies.

            Upon termination of this Agreement pursuant to this

            Section 7.05, any outstanding unvested stock options granted to the Executive by ANMR shall vest and be immediately

            exercisable for a period of twelve (12) months from the date of termination or until the stock options expiration date,

            whichever is earlier.

                      7.06   By the Executive for Cause.  (a) The

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            Executive may terminate this Agreement for cause at any time upon written notice to the Company, which must be given not more than thirty (30) days after the Executive has knowledge of the action giving rise to the cause.  The notice must

            specifically identify the act constituting the cause and if such act is curable the Company shall have thirty (30) days after receipt of such notice to cure such cause.  For

            purposes of this Section 7.06, the term "cause" shall be

            limited to:

                             (i)  a material adverse change in the status

                      or position of the Executive as a senior executive

                      of the Company from that in effect as of the

                      Effective Date, or any removal from such position

                      (except in connection with the termination of this

                      Agreement pursuant to Section 7.01, 7.02, 7.03,

                      7.04 or 7.05 hereof);

                             (ii)  a reduction by the Company in the Base

                      Salary;

                             (iii) the failure by the Company to continue

                      in effect any employee plan in which the Executive

                      is participating (or plans providing at least

                      substantially similar benefits) other than as a

                      result of the normal expiration of any such plan in

                      accordance with its terms, or the taking of any

                      action, or the failure to act, by the Company which

                      would adversely affect the Executive's continued

                      participation in any of such plans;

                             (iv)  the failure by the Company to provide

                      and credit the Executive with the number of paid

                      vacation days to which he is then entitled pursuant

                      to this Agreement; or

                             (v)  the Company's requiring the Executive

                      to be based at any office that is more than fifty

                      (50) miles from where his office is presently

                      located except for required travel on the Company's

                      business to an extent substantially consistent with

                      the business travel obligations required in the

                      performance of the Executive's employment.

                      (b)  In the event that the Executive terminates

            this Agreement pursuant to this Section 7.06, the Executive shall be entitled to a severance allowance equal to (x) twice his then current Base Salary if the remainder of the then

            Term is at least twelve (12) full months or (y) twice the

            amount of the current Base Salary that otherwise would be

            payable for the remainder of the then Term, if the remainder of the then Term is less than twelve (12) months, payable as to fifty (50%) percent of the applicable amount within thirty

            (30) days after the date of termination and the remaining

            fifty (50%) percent in equal monthly installments over the applicable period.  The severance allowance provided for in this Section 7.06 shall be in lieu of and shall supersede all prior severance provisions contained in any other prior

            agreement between the Executive and the Company.  In

            addition, the Executive shall be entitled to (i) any payments

            (including earned Bonus) owed by the Company to the Executive which have accrued through his date of termination, (ii) any

            Bonus through the end of the current fiscal year, and (iii)

            the continuation of his health insurance coverage at the

            expense of the Company for a period of one (1) year subject to termination of such benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and subject to any changes in such plan as applicable to

            other executive officers, and thereafter the Executive shall have his applicable COBRA rights in accordance with Company policies.  Upon termination of this Agreement pursuant to

            this Section 7.06, any unvested stock options granted to the

            Executive by ANMR shall vest and be immediately exercisable for a period of twelve (12) months or until the stock options expiration date, whichever is earlier.

                      7.07   Change in Control.  (a)  For purposes of

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            this Agreement, a "Change in Control" means and shall be

            deemed to occur if any of the following occurs:


                             (i) an acquisition, by an individual, entity

                      or group (within the meaning of Section 13(d)(3) or

                      14(d)(2) of the Securities Exchange Act of 1934, as

                      amended (the "Exchange Act")) of beneficial

                      ownership (within the meaning of Rule 13d-3

                      promulgated under the Exchange Act) of 30% or more

                      of either (A) the outstanding shares of common

                      stock, par value $.01 per share, of ANMR (the

                      "Common Stock"), or (B) the combined voting power

                      of the voting securities of ANMR entitled to vote

                      generally in the election of directors (the "Voting

                      Securities");

                             (ii) individuals who, on January 1, 1996,

                      constituted the Board (the "Incumbent Board") of

                      ANMR, cease for any reason to constitute at least a

                      majority of the Board, provided, however, that any

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                      individual becoming a director subsequent to

                      January 1, 1996 whose election, or nomination for

                      election by the ANMR stockholders, was approved by

                      a vote of at least a majority of the directors then

                      serving and comprising the Incumbent Board shall be

                      considered as though such individual were a member

                      of the Incumbent Board, but excluding, for this

                      purpose, any such individual whose initial

                      assumption of office occurs as a result of either

                      an actual or threatened election contest (as such

                      terms are used in Rule 14a-11 of Regulation 14A

                      promulgated under the Exchange Act) or other actual

                      or threatened solicitation of proxies or consents;

                             (iii) approval by the Board or the

                      stockholders of ANMR of (A) a tender offer to

                      acquire 30% or more of the Common Stock or Voting

                      Securities, (B) a reorganization, (C) a merger, or

                      (D) a consolidation, other than a reorganization,

                      merger or consolidation with respect to which all

                      or substantially all of the individuals and

                      entities who were the beneficial owners,

                      immediately prior to such reorganization, merger or

                      consolidation, of the Common Stock and Voting

                      Securities beneficially own, directly or

                      indirectly, immediately after such reorganization,

                      merger or consolidation, more than 70% of the then

                      outstanding Common Stock and Voting securities

                      (entitled to vote generally in the election of

                      directors) of the corporation resulting from such

                      reorganization, merger or consolidation in

                      substantially the same proportions as their

                      respective ownership, immediately prior to such

                      reorganization, merger or consolidation, of the

                      Common Stock or the Voting Securities; or

                              (iv)  approval by the Board or the ANMR

                      stockholders of (A) a complete or substantial

                      liquidation or dissolution of the Company or ANMR,

                      (B) the sale or other disposition of all or

                      substantially all of the assets of the Company or

                      ANMR, or (C) a merger of the Company with or into a

                      corporation not controlled, directly or indirectly,

                      by ANMR.

                      (b)  If, at any time during the Term hereof, a

            Change in Control (as defined in Subsection (a) above)

            occurs, then within sixty (60) days after his receipt of

            written notice of such Change in Control, the Executive may,

            by written notice to the Company (or its successor),

            terminate this Agreement.  In the event of such termination,

            the Executive shall receive a lump sum payment equal to 2.99 times his then current Base Salary, payable within thirty

            (30) days after termination of this Agreement; provided,

                                                         -------------

            however, if the amount to be paid or distributed to the

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            Executive pursuant to this Section 7.07 (taken together with any amounts otherwise to be paid or distributed to the

            Executive by the Company) (such amounts collectively the

            "Section 7.07 Payment") would result in the application of an excise tax under Section 4999 of the Internal Revenue Code of

            1986, as amended (the "Code"), or any successor or similar provision thereto, (the "Code"), the Section 7.07 Payment

            shall not be paid or distributed in the amounts or at the

            times otherwise required by this Agreement, but shall instead be paid or distributed annually, beginning within thirty (30)

            days after the termination date pursuant to this Section 7.07 hereof and thereafter on each anniversary thereof, in the

            maximum substantially equal amounts and over the minimum

            number of years that are determined to be required to reduce the aggregate present value of Section 7.07 Payment to an

            amount that will not cause any Section 7.07 Payment to be

            non-deductible under Section 280G of the Code.  For purposes of this Section 7.07, present value shall be determined in accordance with Section 280G(d)(4) of the Code.  All

            determinations to be made under the foregoing proviso to this

            Section 7.07 shall be made by the accounting firm which

            served as the independent public accountant of ANMR

            immediately prior to the Change of Control (the "Accounting

            Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and the Executive within twenty (20) days of the termination date.  Any

            determination by the Accounting Firm shall be binding upon the Company and the Executive.  In addition, all unvested

            stock options granted to the Executive by ANMR shall vest and be immediately exercisable for a period of twelve (12) months from the date of termination or until the stock options

            expiration date, whichever is earlier.

                      8.     Miscellaneous.

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                      8.01   Assignment.  This Agreement shall inure to

                             ----------

            the benefit of and be binding upon the parties hereto and

            their respective heirs, successors, administrators,

            successors and assigns.

                      8.02   Governing Law.  This Agreement is made under

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            and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                      8.03   Prior Agreements.  This Agreement contains

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            the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and

            understandings with respect to such subject matter,

            including, and not limited to, the Severance Agreement

            between the Executive and the Company dated as of February

            16, 1995, and the parties hereto have made no agreements,

            representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                      8.04   Arbitration.  Any dispute arising under this

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            Agreement shall be resolved by arbitration to be held before one arbitrator under the auspices of the American Arbitration

            Association to be heard in Boston, Massachusetts.  In the

            event the Executive is successful on any of his claims in the arbitration proceeding, the Company shall reimburse him for his costs directly related to the arbitration in an amount as determined by the arbitrator.  The determination of the

            arbitrator shall be final and binding upon the parties

            hereto.

                      8.05   Withholding Taxes.  The Company may withhold

                             ------------------

            from any benefits payable under this Agreement all federal,

            state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                      8.06   Amendments.  No amendment or modification of

                             -----------

            this Agreement shall be deemed effective unless made in

            writing signed by the party against whom enforcement is

            sought.

                      8.07   Notices.  Any notice, request, demand or

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            other document to be given hereunder shall be in writing, and shall be delivered personally or sent by registered,

            certified or express mail or facsimile followed by mail as follows:

                      If to the Company:

                             Medical Diagnostics, Inc.
                             46 Jonspin Road
                             Wilmington, Massachusetts 01887-1082
                             Attn:  Chairman of the Board


                             Fax: (508) 658-3581

                      If to the Executive:

                             David C. Gaynor
                             56 Bulkeley Road
                             Littleton, Massachusetts 01460

            or to such other address as either party hereto may

            hereinafter duly give to the other parties hereto.

                      8.08   Severability.  To the extent any provision

                             ------------

            of this Agreement shall be invalid, illegal or unenforceable,

            it shall be considered deleted here from and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.  In furtherance and not in limitation of the foregoing, should the duration of geographical extent of, or business activities covered by any provisions of this Agreement be in excess of that which is valid or enforceable under applicable law, then such

            provision shall be construed to cover only that duration,

            extent or activities which may valid and enforceable be

            covered.  The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this

            Agreement be given the construction which renders its

            provisions valid and enforceable to the maximum extent (not exceeding its express term) possible under applicable law.

                      IN WITNESS WHEREOF, the parties have executed this

            Agreement as of the day and year set forth above.


                                          MEDICAL DIAGNOSTICS, INC.


                                          By:  /s/ Jack Nelson
                                             ----------------------
                                               Jack Nelson, Chairman


                                             /s/ David C. Gaynor
                                             ------------------------
                                              DAVID C. GAYNOR


            AGREED TO:

            ADVANCED NMR SYSTEMS, INC.


            By:  /s/ Jack Nelson
                  -----------------------
                 Jack Nelson, Chairman

                                          56 Bulkeley Road
                                          Littleton, MA 01460
                                          May 31, 1996



            Jack Nelson
            Chairman of the Board
            Advanced NMR Systems, Inc.
            Medical Diagnostics, Inc. Subsidiary
            46 Jonspin Road
            Wilmington, MA 01887

            Dear Jack:

            The purpose of this letter is to memorialize the agreement Medical Diagnostics, Inc (MDI) and I have reached regarding my employment agreement with MDI effective December 1, 1995. MDI and I have agreed that the attached definition "Cause" will replace the definition of "cause" as found in Section
            7.04 of the Employment Agreement which we mutually executed today. The attached definition will be edited only as to conformance with the appropriate reference letters and numbers with the exception of the word "felony" which shall be replaced by the word "crime".

            If the foregoing accurately reflects your understanding of our agreement, please sign on the appropriate line below.


                                     Sincerely,

                                     /s/ David C. Gaynor
                                     ---------------------
                                     David C. Gaynor


            Agreed and Accepted:
            Medical Diagnostics, Inc.
            /s/ Jack Nelson
            --------------------------
            By: Jack Nelson

            (ii) Cause. Termination by the Company of your employment for "Cause" shall mean termination upon (a) the willful and continued failure by you to perform substantially your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to you by the President or the Board of Directors of the Company which specifically identified the manner(s) in which the President or the Board of Directors believes that you have not substantially performed your duties , or (b) the willful engaging by you in illegal conduct which is materially and demonstrably injurious to the Company, or (c) conviction by you by a court of competent jurisdiction of a felony. Any act or failure to act based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. It is also expressly understood that your attention to matters not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Board had approved your engagement in such activities. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause to pursuant to subsections 3(ii)(a) or (b), above, unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board clauses (a) or (b) of this paragraph (ii) have been breached and specifying the particulars thereof in detail.